Exhibit 99.2

More information:
Torrey Martin
SVP, Communications and Corporate Development
203.956.8746
tmartin@affiniongroup.com

AFFINION GROUP HOLDINGS, INC. AND AFFINION GROUP, INC. ANNOUNCE

COMPLETION OF RECAPITALIZATION TRANSACTIONS

•	Completed Private Exchange Offers and Consent Solicitations

•	Completed Refinancing of Existing Credit Facility with New Credit Facility that Matures in 2022

•	Issued Notices to Redeem Untendered Existing AGI Notes and All Outstanding International Notes

STAMFORD, Conn., May 10, 2017 – Affinion Group Holdings, Inc. (“Affinion Holdings”) and Affinion Group, Inc. (“Affinion Group”) announced today that on May 10, 2017 they completed the previously announced (1) offer to exchange or repurchase for cash at the holder’s election (collectively, and, together with the related consent solicitation, the “AGI Exchange Offer”) relating to all of Affinion Group’s outstanding 7.875% Senior Notes due 2018 (the “Existing AGI Notes”), (2) offer to exchange or repurchase for cash at the holder’s election (collectively, and, together with the related consent solicitation, the “Holdings Exchange Offer”) relating to all of Affinion Holdings’ outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Holdings Notes”) and (3) offer to exchange or repurchase for cash at the holder’s election (collectively, and, together with the related consent solicitation, the “Investments Exchange Offer” and, together with the AGI Exchange Offer and the Holdings Exchange Offer, the “Exchange Offers”) relating to all of Affinion Investments, LLC’s (“Affinion Investments”) outstanding 13.50% Senior Subordinated Notes due 2018 (the “Existing Investments Notes” and, together with the Existing AGI Notes and the Existing Holdings Notes, the “Existing Notes”). The Exchange Offers expired at 5:00 p.m., New York City time, on May 5, 2017 (the “Expiration Time”).

In the Exchange Offers, Affinion Group, Affinion Holdings and Affinion Investments accepted for exchange all Existing Notes validly tendered and not properly withdrawn at or prior to the Expiration Time. As of the Expiration Time, (1) $269,718,000 aggregate principal amount of the Existing AGI Notes (or approximately 56.8%), (2) $4,567,624 aggregate principal amount of the Existing Holdings Notes (or approximately 28.4%) and (3) $12,448,280 aggregate principal amount of the Existing Investments Notes (or approximately 55.1%) were validly tendered in the Exchange Offers.

As a result of the completion of the AGI Exchange Offer, (1) Affinion Group issued approximately $277.8 million aggregate principal amount of new Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 (the “New Notes”), (2) Affinion Holdings issued warrants (the “New Warrants”) to purchase approximately 1.1 million shares of Affinion Holdings’ Common Stock, par value $0.01 per share (the “Common Stock”), and (3) Affinion Group paid approximately $0.4 million in cash (the “AGI Cash Consideration”), in exchange for the validly tendered Existing AGI Notes. As a result of the completion of the Holdings Exchange Offer, (1) Affinion Group issued approximately $4.7 million aggregate principal amount of New Notes and (2) Affinion Holdings issued New Warrants to purchase approximately 18,500 shares of Common Stock, in exchange for the validly tendered Existing Holdings Notes. As a result of the completion of the Investments Exchange Offer, (1) Affinion Group issued approximately $12.8 million aggregate principal amount of New Notes, (2) Affinion Holdings issued

New Warrants to purchase approximately 51,000 shares of Common Stock and (3) Affinion Investments paid approximately $1,000 in cash (the “Investments Cash Consideration” and, together with the AGI Cash Consideration, the “Cash Consideration”), in exchange for the validly tendered Existing Investments Notes.

The Cash Consideration was funded pursuant to the previously announced Investor Purchase Agreement, dated as of March 31, 2017 (the “Investor Purchase Agreement”), among Affinion Holdings, Affinion Group and Affinion Investments, affiliates of Elliott Management Corporation, Franklin Mutual Quest Fund, a fund managed by Franklin Mutual Advisers, LLC, affiliates of Empyrean Capital Partners, LP, and Metro SPV LLC, an affiliate of ICG Strategic Secondaries Advisors LLC (collectively, in such capacity, the “Investors”). Pursuant to the Investor Purchase Agreement, the Investors (or their affiliates) had agreed to purchase an aggregate principal amount of New Notes and New Warrants to yield sufficient cash proceeds to repurchase any Existing Notes tendered for Cash Consideration in the Exchange Offers (the “Initial Investment”), and the Investors were entitled to receive a commitment premium and funding premium payable upon closing of the Exchange Offers. Further, pursuant to the Investor Purchase Agreement, the Investors had agreed to purchase an aggregate principal amount of New Notes and New Warrants that would yield sufficient cash proceeds to redeem any Existing Notes not tendered in the Exchange Offers if Affinion Holdings, Affinion Group or Affinion Investments exercised its option to redeem any Existing Notes not tendered in the Exchange Offers (the “Follow-On Investment” and, together with the Initial Investment, the “Investment”). As described below, Affinion Group exercised its option to redeem all Existing AGI Notes not tendered in the AGI Exchange Offer.

As a result of the Exchange Offers, the Initial Investment and the Follow-On Investment in connection with the Existing AGI Notes Redemption (as defined below) and the payment of the commitment premium and funding premium to the Investors, (1) Affinion Group issued approximately $532.6 million aggregate principal amount of New Notes and (2) Affinion Holdings issued New Warrants to purchase approximately 4.0 million shares of Common Stock, of which (a) approximately $295.3 million aggregate principal amount of New Notes and New Warrants to purchase up to approximately 1.2 million shares of Common Stock were issued to participating holders (including certain of the Investors) in the Exchange Offers and (b) approximately $237.3 million aggregate principal amount of New Notes and New Warrants to purchase approximately 2.8 million shares of Common Stock were issued to the Investors pursuant to the Investor Purchase Agreement in connection with the Initial Investment, the Follow-On Investment in connection with the Existing AGI Notes Redemption and the commitment and funding premiums payable under the Investor Purchase Agreement.

The number of shares of Common Stock issuable upon the exercise of the New Warrants, as described herein, reflects the application of the anti-dilution protections of the New Warrants issued in the Exchange Offers and pursuant to the Investor Purchase Agreement (other than the New Warrants issued as part of the funding premium) that are triggered by the issuance of New Warrants as part of the funding premium.

Consistent with the previous announcement on April 17, 2017, the minimum condition with respect to the AGI Exchange Offer has been satisfied. In addition, based on the completion of the Exchange Offers, (1) the supplemental indenture evidencing certain amendments to the indenture governing the Existing AGI Notes (the “AGI Amendments”) previously executed by Affinion Group, the subsidiary guarantors party thereto and the trustee is now operative and (2) the supplemental indenture evidencing certain amendments to the indenture governing the Existing Investments Notes (the “Investments Amendments”) previously executed by Affinion Investments, Affinion Investments II, LLC and the trustee is now operative. The AGI Amendments, among other things, (1) remove substantially all of the restrictive covenants and certain of the default provisions in the indenture governing the Existing AGI Notes (the “Existing AGI Indenture”) and (2) reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing AGI Indenture. The Investments Amendments, among other things, reduce from 30 days to three business days the minimum notice period for optional redemptions in the indenture governing the Existing Investments Notes.

Affinion Holdings and Affinion Group also announced today that on May 10, 2017, Affinion Holdings and Affinion Group, as borrower, entered into a new credit facility (the “New Credit Facility”) with the lenders party thereto from time to time, HPS Investment Partners, LLC, as administrative agent and collateral agent for the lenders, and HPS Investment Partners, LLC, as lead arranger, syndication agent, documentation agent and bookrunner. The New Credit Facility will mature in 2022 and consists of a $110 million senior secured revolving credit facility, such commitment to be reduced to $80 million on the one year anniversary of the settlement date of the Exchange Offers, and a $1.34 billion senior secured term facility. Affinion Group used the proceeds to, among other things, refinance existing indebtedness under its existing credit facility and effect the International Notes Redemption (as defined below) and discharge the indenture governing the International Notes (as defined below).

Affinion Holdings and Affinion Group also announced today that on May 10, 2017 (1) Affinion Group has issued a notice to redeem all of the untendered Existing AGI Notes (the “Existing AGI Notes Redemption”) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date and (2) Affinion International Holdings Limited (“Affinion International”) has issued a notice to redeem all of the outstanding 7.5% Cash/PIK Senior Notes due 2018 of Affinion International (the “International Notes”) (the “International Notes Redemption” and, together with the Existing AGI Notes Redemption, the “Notes Redemptions”) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. In connection with the Notes Redemptions, each of Affinion Group and Affinion International also irrevocably deposited with the applicable trustee the amount sufficient to satisfy and discharge its obligations under the applicable indenture governing the Existing AGI Notes and the International Notes.

Upon closing of the Exchange Offers and after giving effect to the Existing AGI Notes Redemption, there remained outstanding approximately $11.5 million aggregate principal amount of Existing Holdings Notes and approximately $10.2 million aggregate principal amount of Existing Investments Notes.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers were made and the New Notes and the New Warrants were being offered only to “qualified institutional buyers,” institutional “accredited investors” and holders that are not “U.S. persons,” as such terms are defined under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes and the New Warrants have not been registered under the Securities Act or under any state securities laws, and the New Notes, the New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the offering memorandum and consent solicitation statement, dated April 3, 2017 (the “Offering Memorandum”) and the related letter of transmittal and consent (the “Letter of Transmittal”). The Exchange Offers were subject to the terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

This press release, and any other material related thereto, is directed only at persons who: (i) fall within the definition of investment professional under article 19(5) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); or (ii) are high-net worth entities and other persons falling within article 49(2)(a) to (e) of the Financial Promotion Order; or (iii) are persons falling within article 43 of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended, in connection with the issue or sale of any New Notes and / or New Warrants) may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This press release is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this press release relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

In addition, this press release, and any other material related thereto, is only addressed to and directed at persons in Member States of the European Economic Area, who are “qualified investors” within the meaning of article 2(1)(e) of Directive 2003/71/EC, as amended (the “Prospectus Directive”). Each person who initially acquires any New Notes and / or New Warrants or to whom any offer of New Notes and / or New Warrants was made, will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of article 2(1)(e) of the Prospectus Directive.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion Group provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,500 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, CT, Affinion Group has approximately 3,370 employees and operates in 21 countries globally. For more information, visit www.affinion.com.

Forward-Looking Statements

This press release may contain “forward-looking statements.” These forward-looking statements include, but are not limited to, discussions regarding industry outlook, Affinion Group’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2017 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Group’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion Holdings’ and Affinion Group’s substantial leverage, restrictions contained in their respective debt agreements, Affinion Group’s inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings and Affinion Group with the Securities and Exchange Commission, including Affinion Holdings’ and Affinion Group’s most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, none of Affinion Holdings, Affinion Group or Affinion Investments undertakes any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

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